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                                                               Exhibit 23.1






                         Consent of Independent Auditors


We consent to the reference to our firm in the Registration Statement (Form S-8) of Duramed Pharmaceuticals, Inc. for the registration of 2,000,000 shares of its common stock in connection with its 1988 stock option plan and to the incorporation by reference herein of our report dated March 27, 1996 with respect to the consolidated financial statements and schedule of Duramed Pharmaceuticals, Inc. included in its Annual Report, as amended, (Form 10K/A) for the year ended December 31, 1995 filed with the Securities and Exchange Commission.



                                          ERNST & YOUNG LLP




December 3, 1996